FOR IMMEDIATE RELEASE
Investors & Media:
Wright Medical Group N.V. Julie D. Tracy
Chief Communications Officer (901) 290-5817 (office) julie.tracy@wmt.com

Wright Medical Group N.V. Reports 2015 Third Quarter Financial Results

Third Quarter Legacy Wright Global Foot and Ankle Net Sales Increase 20% As Reported and
23% Constant Currency

Third Quarter Legacy Wright Global Total Ankle Replacement Sales Increase 61% As Reported

Third Quarter Legacy Tornier Global Upper Extremity Revenue Increases 7% As Reported and
13% Constant Currency

Provides Pro Forma Guidance for 2015 for Combined Company Following Merger with Tornier N.V.

AMSTERDAM, The Netherlands - November 4, 2015 - Wright Medical Group N.V. (NASDAQ: WMGI) today reported financial results for Wright Medical Group, Inc. for its third quarter ended September 30, 2015 and financial results for Tornier N.V. for its third quarter ended September 27, 2015. As previously announced, Wright and Tornier completed their merger on October 1, 2015, subsequent to the end of each company’s third quarter. Certain preliminary, unaudited non-GAAP pro forma financial results for the combined Wright Medical Group N.V. can be found on Wright’s website at ir.wright.com.

Wright Medical Group, Inc. Third Quarter 2015 Highlights

Net sales totaled $80.1 million during the third quarter ended September 30, 2015, representing a 12% increase as reported and 16% increase on a constant currency basis compared to the third quarter of 2014.

Robert Palmisano, president and chief executive officer, commented, “Third quarter results for our legacy Wright business continued to demonstrate the strong growth of our U.S. foot and ankle business and ongoing improvement in our international business. Specifically, our U.S. foot and ankle business grew 24% in the quarter, which was another quarter of significant growth driven by improved sales force execution, medical education and strong contribution from new products, including the ongoing launch of our INFINITY total ankle system, which drove 54% sales growth in U.S. total ankle replacement. In addition, our U.S. commercial launch activities for AUGMENT Bone Graft are off to a positive start following final FDA approval in September. We believe this product, coupled with continued strong growth in our core U.S. foot and ankle business, will continue to fuel positive momentum for the remainder of the year and beyond.”

Palmisano continued, “The close of our merger with Tornier marked a significant milestone for our company, creating the premier, high-growth Extremities and Biologics company uniquely positioned with leading technologies and specialized sales forces in three of the fastest growing areas of orthopaedics - Upper Extremities, Lower Extremities and Biologics. Our focus now is on bringing our organizations together to accelerate our business momentum and minimize disruption, and we have gotten off to a strong start. For the vast majority of the combined company revenue, we anticipate little to no sales force disruption due to integration. Given the relatively low level of revenue that we anticipate will be directly impacted by the sales force integration and the amount of dis-synergy that we have targeted in our plan, we view the downside risk in this area to be low. Like our dis-synergy plan, we view achieving our cost synergy target of $40 million to $45 million in year three as also low risk. We have multiple opportunities to extend our leadership position in shoulder, accelerate our foot and ankle business through market expansion, and increase our biologics business through the launch of AUGMENT Bone Graft in the U.S. In addition, I believe that our increased scale and scope will provide an accelerated path to profitability that will enable us to achieve our goal of adjusted EBITDA margins approaching 20% in three to four years and generate long-term value for our shareholders.”

Net loss from continuing operations for the third quarter of 2015 totaled $62.7 million, or $(1.22) per diluted share, compared to net loss from continuing operations of $49.6 million, or $(0.99) per diluted share, in the third quarter of 2014.

Net loss from continuing operations for the third quarter of 2015 included a $14.6 million unrealized loss related to mark-to-market adjustments on contingent value rights (CVRs) issued in connection with the BioMimetic acquisition, a gain of $4.7 million related to mark-to-market adjustments on derivatives, $6.8 million of non-cash interest expense related to the 2017 Convertible Notes and 2020 Convertible Notes, and $19.9 million of transaction and transition costs. Net loss from continuing operations for the third quarter of 2014 included an $18.5 million unrealized loss related to mark-to-market adjustments on CVRs issued in connection with the BioMimetic acquisition, $2.7 million of transaction and transition costs, $2.3 million of non-cash interest expense related to the 2017 Convertible Notes, $1.8 million of contingent consideration fair value adjustments, $1.2 million of costs associated with management changes, an unrealized loss of $1.0 million related to mark-to-market adjustments on derivatives, $0.9 million of patent dispute settlement costs, and $0.5 million of charges associated with distributor conversions and non-competes. These 2014 charges were offset by a $2.8 million U.S. tax benefit within continuing operations recorded as a result of the U.S. pre-tax gain recognized within discontinued operations due to the sale of the OrthoRecon business.

The company's third quarter 2015 net loss from continuing operations, as adjusted for the above items, was $26.1 million, a decline from an adjusted net loss of $17.7 million in 2014, while diluted loss per share, as adjusted, decreased to $(0.51) in the third quarter of 2015 from $(0.35) in the third quarter of 2014. The attached financial tables include a reconciliation of U.S. GAAP to “as adjusted” results.

The company's third quarter 2015 adjusted EBITDA from continuing operations, as defined in the GAAP to non-GAAP reconciliation provided later in this release, was negative $(10.3) million, compared to negative $(5.9) million in the same quarter of the prior year. The attached financial tables include a reconciliation of U.S. GAAP to “as adjusted” results.

Cash and cash equivalents and marketable securities totaled $254.4 million as of the end of the third quarter of 2015, an increase of $24.5 million compared to the end of the fourth quarter of 2014, which was driven by completion of the 2020 convertible debt offering, offset by the Augment® Bone Graft approval CVR milestone payment and merger-related expenses.

Tornier N.V. Third Quarter 2015 Highlights

Tornier’s revenue for the third quarter of 2015 was $74.9 million compared to third quarter 2014 revenue of $76.7 million, a decrease of 2% as reported and an increase of 4% in constant currency. Foreign currency exchange rates negatively impacted third quarter 2015 reported revenue by $4.7 million.

Third quarter 2015 revenue of Tornier's extremities product categories totaled $66.1 million compared to $65.8 million during the prior year period, an increase of 0.5% as reported and an increase of 5% in constant currency.

•
Revenue from the upper extremities joints and trauma category was $52.6 million, an increase of 13% in constant currency over the same quarter in 2014. Growth was led by the Aequalis Ascend® family of shoulder joint replacement products, which continued to gain global surgeon acceptance. The consistent performance of the Tornier upper extremity joints and trauma category demonstrates the success of the company's strategy to deliver superior products with a differentiated sales force.

•
Revenue from Tornier's lower extremity joints and trauma category in the third quarter of 2015 was $10.9 million, a decrease of 18% in constant currency. As anticipated, distractions from the merger with Wright impacted Tornier’s lower extremities business.

•
Revenue from Tornier’s sports medicine and biologics product category was $2.7 million in the third quarter of 2015, a decrease of 4% in constant currency over the same quarter in 2014, reflecting a decline in Tornier’s soft tissue anchor and biologics products.

Tornier’s third quarter 2015 adjusted EBITDA, as defined in the GAAP to non-GAAP reconciliation provided later in this release, was $6.1 million, or 8.1% of reported revenue, compared to $4.0 million, or 5.3% of reported revenue, in the same quarter of the prior year.

Palmisano further commented, “Tornier’s third quarter performance highlights the strong momentum in its legacy upper extremities business, driven by an innovative product portfolio and clinically superior sales team. Tornier’s U.S. upper extremity growth of 15% was approximately twice the market rate, driven by the AEQUALIS ASCEND FLEX shoulder system and the U.S. launch of the SIMPLICITI shoulder system, which is now in full market release. As expected, the legacy Tornier lower extremities business experienced distractions related to our merger. However, with the merger now closed, we can focus on leveraging the strengths of both companies and believe we have a very attractive combination of products and people to drive long-term growth and profitability for the combined business.”

Outlook

The company today provided its pro forma full-year 2015 guidance for Wright Medical Group N.V., which includes anticipated financial results for both the legacy Wright and Tornier businesses giving effect to the merger as if it had occurred on the first day of each fiscal year.  This combined guidance includes the impact of conforming the combined company’s fiscal calendars; the full-year impact of the divestiture of certain Tornier lower extremities products to Integra LifeSciences; and anticipated revenue dis-synergies and cost synergies related to the merger for 2015. As a result of conforming the combined company’s fiscal calendars, the legacy Wright business will have four fewer selling days in the fourth quarter of 2015.

The company anticipates pro forma net sales for 2015 of approximately $636 million to $642 million.

The company anticipates 2015 pro forma adjusted EBITDA from continuing operations, as described in the GAAP to non-GAAP reconciliation provided later in this release, of negative $(13.0) million to negative $(17.0) million.

Underlying this guidance is the assumption that prior to the impact of conforming the combined company’s fiscal calendars and the impact of anticipated revenue dis-synergies, the legacy Wright U.S. foot and ankle business will continue to grow in the high teens, the legacy Tornier U.S. upper extremity business will continue to grow in the mid-teens, and the legacy Wright international business growth rates will continue to accelerate, in each case on a constant currency basis compared to fourth quarter of 2014.

The company estimates approximately 103.7 million ordinary shares outstanding for the fourth quarter of 2015.

The company continues to anticipate sales dis-synergies in the first 12 to 18 months following the close of the merger to be in the range of $25 million to $30 million and cost synergies in the range of $40 million to $45 million to be fully realized by the third year after completion of the merger. Expense synergy opportunities include: public company expenses, overlapping support function and systems costs, as well as process and vendor consolidation opportunities across the business.

The company's pro forma adjusted EBITDA from continuing operations target excludes possible future acquisitions; other material future business developments; non-cash interest expense associated with the 2017 and 2020 Convertible Notes; due diligence, transaction and transition costs associated with acquisitions and divestitures; impairment charges, mark-to-market adjustments to the CVRs and non-cash mark-to-market derivative adjustments; charges associated with the February 2015 refinancing of its convertible debt; and the instrument use tax refund. Further, this adjusted EBITDA target excludes any expenses, earnings or losses related to Wright’s divested OrthoRecon business and Tornier’s divested foot and ankle products.

The company's anticipated ranges for pro forma net sales and adjusted EBITDA from continuing operations are forward-looking statements, as are any other statements that anticipate or aspire to future events or performance. They are subject to various risks and uncertainties that could cause the company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the company's actual performance. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release. In addition, while pro forma data gives effect to the merger as if it had occurred on the first day of each fiscal year and enhances comparability of financial information between periods, pro forma data is not indicative of the results that actually would have been obtained if the merger had occurred as of the beginning of the fiscal year.

Supplemental Financial Information

To view the third quarter of 2015 supplemental financial information, visit ir.wright.com. For updated information on Wright Medical Group N.V. revenue reporting changes and preliminary, combined non-GAAP pro forma historical financials, including third quarter of 2015, please refer to the presentation posted on Wright’s website at ir.wright.com in the “Financial Information” section.

Internet Posting of Information

Wright routinely posts information that may be important to investors in the “Investor Relations” section of its website at www.wright.com. The company encourages investors and potential investors to consult Wright website regularly for important information about Wright.

Conference Call and Webcast

As previously announced, Wright will host a conference call starting at 3:30 p.m. Central Time today. The live dial-in number for the call is 866-318-8617 (U.S.) / 617-399-5136 (International). The participant passcode for the call is “Wright.” A simultaneous webcast of the call will be available via Wright’s corporate website at www.wright.com.

A replay of the conference call by telephone will be available starting at 5:30 p.m. Central Time today and continuing through November 11, 2015. To hear this replay, dial 888-286-8010 (U.S.) or 617-801-6888 (International) and enter the passcode 88327442. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Investor Relations - Presentations/Calendar” section of the company's website located at www.wright.com.

The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, the Current Report on Form 8-K filed with the SEC today, or otherwise available in the “Investor Relations - Supplemental Financial Information” section of the company's website located at www.wright.com.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Cautionary Note Regarding Forward-Looking Statements” section of this press release.

About Wright

Wright Medical Group N.V. is a global medical device company focused on Extremities and Biologics. The company is committed to delivering innovative, value-added solutions improving quality of life for patients worldwide and is a recognized leader of surgical solutions for the upper extremity (shoulder, elbow, wrist and hand), lower extremity (foot and ankle) and biologics markets, three of the fastest growing segments in orthopedics. For more information about Wright, visit www.wright.com.

Wright®, INFINITY®, Augment®, Tornier®, Aequalis®, Aequalis Ascend®, Aequalis Ascend® Flex™, and Simpliciti® are trademarks of Wright Medical Group N.V. and its subsidiaries, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Non-GAAP Financial Measures

To supplement the company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), the company uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables later in this press release. Wright’s non-GAAP financial measures, include net sales, excluding the impact of foreign currency; operating income, as adjusted; net income, as adjusted; EBITDA, as adjusted; net income, as adjusted, per diluted share; effective tax rate, as adjusted; and free cash flow. Tornier’s non-GAAP financial measures include revenues on a constant currency basis; EBITDA; adjusted EBITDA; adjusted EBITDA margin; adjusted net loss; adjusted net loss per share; adjusted free cash flow; adjusted gross margin; adjusted gross margin percentage; adjusted operating expenses; and adjusted operating expenses as a percentage of revenue. In addition, the company uses pro forma net sales and pro forma adjusted EBITDA as non-GAAP financial measures in its financial guidance for 2015. The company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the company's operations, period over period. Wright’s non-GAAP financial measures exclude such items as costs associated with distributor conversions and non-competes, non-cash interest expense related to the company's 2017 Convertible Notes and 2020 Convertible Notes, write-off of the pro rata unamortized deferred financing costs and debt discount associated with the 2017

Convertible Notes, net gains and losses on mark-to-market adjustments on and settlements of derivative assets and liabilities, mark-to-market adjustments on CVRs, transaction and transition costs, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the company's reported results of operations for a period. Tornier’s non-GAAP financial measures exclude such items as amortization of inventory step-up from acquisition; acquisition, integration and distribution transition costs; reversal of contingent consideration liability; instrument use tax refund; restructuring charges; merger-related costs; and reversal of valuation allowance from acquisition, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the company's reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” "continue," "outlook," “guidance,” "future,” other words of similar meaning and the use of future dates. Forward-looking statements in this press release include, but are not limited to, statements about the company’s anticipated financial results for 2015, including pro forma net sales and pro forma adjusted EBITDA from continuing operations; anticipated cost synergies and dis-synergies, the timing thereof and level of risk of achievement; the company’s expectations regarding the sales growth of its legacy Wright U.S. foot and ankle business, legacy Tornier U.S. upper extremity business, and legacy Wright international business; the benefits of its recently completed merger with Tornier; and the company’s anticipated growth opportunities, path to profitability and adjusted EBITDA margin goal and ability to generate long-term value for shareholders. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the failure to integrate the businesses and realize synergies and cost-savings from the recently completed merger transaction or delay in realization thereof; operating costs and business disruption as a result of the transaction, including adverse effects on employee retention and sales force productivity and on business relationships with third parties; transaction and integration costs; actual or contingent liabilities; the adequacy of the company’s capital resources; the timing of regulatory approvals and introduction of new products; physician acceptance, endorsement, and use of new products; failure to achieve the anticipated benefits from approval of Augment® Bone Graft; the effect of regulatory actions, changes in and adoption of reimbursement rates; product liability claims and product recalls; pending and threatened litigation; risks associated with international operations and expansion; fluctuations in foreign currency exchange rates; other business effects, including the effects of industry, economic or political conditions outside of the company’s control; reliance on independent distributors and sales agencies; competitor activities; changes in tax and other legislation; and the risks identified under the heading “Risk Factors” in Wright Medical Group, Inc.’s Annual Report on Form 10-K, which was filed with the SEC on February 26, 2015, and Tornier’s Annual Report on Form 10-K, which was filed with the SEC on February 24, 2015, as well as both companies’ subsequent Quarterly Reports on Form 10-Q and other information filed by each company with the SEC and a Quarterly Report on Form 10-Q for the quarter ended September 27, 2015 to be filed by Wright with the SEC. Investors should not place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read Wright’s and Tornier’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this release, and Wright undertakes no obligation to update or revise any of these statements. Wright’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

--Tables Follow--

Legacy Wright Medical Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data--unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Net sales	$80,139	$71,307	$238,493	$214,733
Cost of sales	23,052	16,703	63,812	54,126
Gross profit	57,087	54,604	174,681	160,607
Operating expenses:
Selling, general and administrative	85,997	66,926	250,801	207,629
Research and development	9,570	5,948	24,644	18,603
Amortization of intangible assets	2,562	2,379	7,741	7,241
Total operating expenses	98,129	75,253	283,186	233,473
Operating loss	(41,042)	(20,649)	(108,505)	(72,866)
Interest expense, net	11,185	4,565	29,793	12,873
Other (income) expense, net	10,236	21,430	7,395	54,986
Loss from continuing operations before income taxes	(62,463)	(46,644)	(145,693)	(140,725)
Provision (benefit) for income taxes	187	3,003	511	(7,197)
Net loss from continuing operations	$(62,650)	$(49,647)	$(146,204)	$(133,528)
Loss from discontinued operations, net of tax	(36,211)	(12,160)	(46,720)	(14,925)
Net loss	$(98,861)	$(61,807)	$(192,924)	$(148,453)

Net loss from continuing operations per share, basic	$(1.22)	$(0.99)	$(2.86)	$(2.70)
Net loss from continuing operations per share, diluted	$(1.22)	$(0.99)	$(2.86)	$(2.70)

Net loss per share, basic	$(1.93)	$(1.24)	$(3.78)	$(3.00)
Net loss per share, diluted	$(1.93)	$(1.24)	$(3.78)	$(3.00)

Weighted-average number of shares outstanding-basic	51,172	50,043	51,033	49,441
Weighted-average number of shares outstanding-diluted	51,172	50,043	51,033	49,441

Legacy Wright Medical Group, Inc.
Consolidated Sales Analysis
(dollars in thousands--unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2015	September 30, 2014	% change	September 30, 2015	September 30, 2014	% change
U.S.
Foot and Ankle	43,929	35,560	23.5%	128,277	102,599	25.0%
Upper Extremity	3,654	4,016	(9.0%)	11,703	11,420	2.5%
Biologics	12,198	11,162	9.3%	34,612	33,376	3.7%
Other	613	559	9.7%	1,558	2,196	(29.1%)
Total U.S.	$60,394	$51,297	17.7%	$176,150	$149,591	17.8%

International
Foot and Ankle	10,917	10,068	8.4%	35,313	35,882	(1.6%)
Upper Extremity	1,764	2,351	(25.0%)	5,723	8,875	(35.5%)
Biologics	5,260	5,860	(10.2%)	15,070	15,437	(2.4%)
Other	1,804	1,731	4.2%	6,237	4,948	26.1%
Total International	$19,745	$20,010	(1.3%)	$62,343	$65,142	(4.3%)

Global
Foot and Ankle	54,846	45,628	20.2%	163,590	138,481	18.1%
Upper Extremity	5,418	6,367	(14.9%)	17,426	20,295	(14.1%)
Biologics	17,458	17,022	2.6%	49,682	48,813	1.8%
Other	2,417	2,290	5.5%	7,795	7,144	9.1%
Total Sales	$80,139	$71,307	12.4%	$238,493	$214,733	11.1%

Legacy Wright Medical Group, Inc.
Supplemental Sales Information
(unaudited)

	Third Quarter 2015 Sales Growth/(Decline)
	Domestic As Reported	Int'l Constant Currency	Int'l As Reported	Total Constant Currency	Total As Reported
Product Line
Foot and Ankle	24%	23%	8%	23%	20%
Upper Extremity	(9%)	(14%)	(25%)	(11%)	(15%)
Biologics	9%	1%	(10%)	6%	3%
Other	10%	20%	4%	18%	6%
Total Sales	18%	12%	(1%)	16%	12%

Legacy Wright Medical Group, Inc.
Supplemental Sales Information
(unaudited)

	Nine Months Ended September 30, 2015 Sales Growth/(Decline)
	Domestic As Reported	Int'l Constant Currency	Int'l As Reported	Total Constant Currency	Total As Reported
Product Line
Foot and Ankle	25%	12%	(2%)	22%	18%
Upper Extremity	2%	(26%)	(36%)	(10%)	(14%)
Biologics	4%	8%	(2%)	5%	2%
Other	(29%)	48%	26%	25%	9%
Total Sales	18%	9%	(4%)	15%	11%

Legacy Wright Medical Group, Inc.
Reconciliation of Net Sales to Net Sales Excluding the Impact of Foreign Currency
(dollars in thousands--unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2015		September 30, 2015
	International Net Sales	Total Net Sales	International Net Sales	Total Net Sales
Net sales, as reported	$19,745	$80,139	$62,343	$238,493
Currency impact as compared to prior period	2,656	2,656	8,394	8,394
Net sales, excluding the impact of foreign currency	$22,401	$82,795	$70,737	$246,887

Legacy Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands--unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Operating Loss
Operating loss, as reported	$(41,042)	$(20,649)	$(108,505)	$(72,866)
Reconciling items impacting Gross Profit:
Inventory step-up amortization	20	302	69	1,521
Transaction and transition costs	2,423	—	2,423	—
Total	2,443	302	2,492	1,521
Reconciling items impacting Selling, General and Administrative expense:
Distributor conversions	—	16	—	172
Due diligence, transaction and transition costs	17,464	2,740	40,617	16,030
Patent dispute settlement	—	900	—	900
Management changes (1)	—	1,203	—	1,203
Total	17,464	4,859	40,617	18,305
Reconciling items impacting Amortization of Intangible Assets:
Amortization of distributor non-competes	16	462	65	1,526

Operating loss, as adjusted	$(21,119)	$(15,026)	$(65,331)	$(51,514)
Operating loss, as adjusted, as a percentage of net sales	(26.4)%	(21.1)%	(27.4)%	(24.0)%
_______________________________
(1) For the three and nine months ended September 30, 2014, amount includes $0.3 million of non-cash stock-based compensation expense related to the management changes.

Legacy Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands--unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
EBITDA
Net loss from continuing operations, as reported	$(62,650)	$(49,647)	$(146,204)	$(133,528)
Interest expense, net	11,185	4,565	29,793	12,873
Provision (benefit) for income taxes	187	3,003	511	(7,197)
Depreciation	6,268	4,654	16,966	13,494
Amortization of intangible assets	2,562	2,379	7,741	7,241
EBITDA	(42,448)	(35,046)	(91,193)	(107,117)
Reconciling items impacting EBITDA
Non-cash stock-based compensation expense (1)	2,025	2,586	7,706	8,685
Other expense, net	10,236	21,430	7,395	54,986
Inventory step-up amortization	20	302	69	1,521
Distributor conversions	—	16	—	172
Due diligence, transaction and transition costs	19,887	2,740	43,040	16,030
Patent dispute settlement	—	900	—	900
Management changes	—	1,203	—	1,203
Adjusted EBITDA	$(10,280)	$(5,869)	$(32,983)	$(23,620)
Adjusted EBITDA as a percentage of net sales	(12.8)%	(8.2)%	(13.8)%	(11.0)%
_______________________________
(1) For the three and nine months ended September 30, 2014, amount excludes $0.3 million of non-cash stock-based compensation expense related to the management changes, which is included in management changes.

Legacy Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data--unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Net Income
Loss before taxes, as reported	$(62,463)	$(46,644)	$(145,693)	$(140,725)
Pre-tax impact of reconciling items:
Inventory step-up amortization	20	302	69	1,521
Distributor conversion and non-competes	16	478	65	1,698
Non-cash interest expense on 2017 & 2020 Convertible Notes	6,767	2,333	17,857	6,886
Write-off of unamortized debt discount and deferred financing fees	(100)	—	25,101	—
Derivatives mark-to-market adjustment	(4,652)	1,000	(12,021)	2,000
Due diligence, transaction and transition costs	19,887	2,740	43,040	16,030
Patent dispute settlement	—	900	—	900
Management changes (1)	—	1,203	—	1,203
CVR mark-to-market adjustments	14,569	18,499	(7,350)	51,293
Contingent consideration fair value adjustment	—	1,750	155	1,750
Loss before taxes, as adjusted	(25,956)	(17,439)	(78,777)	(57,444)
Provision (benefit) for income taxes, as reported	$187	$3,003	$511	$(7,197)
U.S. tax impact resulting from gain in discontinued operations	—	(2,776)	—	7,940
Tax effect of reconciling items	—	—	27	—
Provision (benefit) for income taxes, as adjusted	$187	$227	$538	$743
Effective tax rate, as adjusted	(0.7)%	(1.3)%	(0.7)%	(1.3)%
Net loss from continuing operations, as adjusted	$(26,143)	$(17,666)	$(79,315)	$(58,187)

Weighted-average number of shares outstanding-diluted	51,172	50,043	51,033	49,441
Net loss from continuing operations, as adjusted, per diluted share	$(0.51)	$(0.35)	$(1.55)	$(1.18)
_______________________________
(1) For the three and nine months ended September 30, 2014, amount includes $0.3 million of non-cash stock-based compensation expense related to the management changes.

Legacy Wright Medical Group, Inc.
Reconciliation of Free Cash Flow
(dollars in thousands--unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Net cash used in operating activities	$(90,839)	$(34,562)	$(141,839)	$(86,152)
Capital expenditures	(8,259)	(11,422)	(34,013)	(35,706)
Free cash flow	$(99,098)	$(45,984)	$(175,852)	$(121,858)

Legacy Wright Medical Group, Inc.
Segment Information
(in thousands--unaudited)

	Three Months Ended September 30, 2015
	U.S.	International	BioMimetic	Corporate	Other (1)	Total
Sales	$60,394	$19,745	$—	$—	$—	$80,139
Gross profit	46,874	12,673	—	(17)	(2,443)	57,087
Operating income (loss)	2,219	(2,627)	(3,952)	(16,759)	(19,923)	(41,042)
Operating income (loss) as a percent of net sales	3.7%	(13.3%)	N/A	N/A	N/A	(51.2%)

Depreciation Expense	3,500	827	46	1,895	—	6,268
Amortization Expense	2,025	469	52	—	16	2,562
Non-cash stock-based compensation expense	—	—	—	2,025	—	2,025
Other	—	—	—	—	19,907	19,907
Adjusted EBITDA	7,744	(1,331)	(3,854)	(12,839)	—	(10,280)
_______________________________
(1) Other consists exclusively of the reconciling items from Operating Income, as reported, to Operating Income, as adjusted, as included in the reconciliations above.

	Three Months Ended September 30, 2014
	U.S.	International	BioMimetic	Corporate	Other (1)	Total
Sales	$51,297	$20,010	$—	$—	$—	$71,307
Gross profit	42,939	12,010	—	(43)	(302)	54,604
Operating income (loss)	6,448	(3,213)	(2,601)	(15,660)	(5,623)	(20,649)
Operating income (loss) as a percent of net sales	12.6%	(16.1%)	N/A	N/A	N/A	(29.0%)

Depreciation Expense	2,414	841	108	1,291	—	4,654
Amortization Expense	1,293	547	77	—	462	2,379
Non-cash stock-based compensation expense	—	—	—	2,586	—	2,586
Other	—	—	—	—	5,161	5,161
Adjusted EBITDA	10,155	(1,825)	(2,416)	(11,783)	—	(5,869)
_______________________________
(1) Other consists exclusively of the reconciling items from Operating Income, as reported, to Operating Income, as adjusted, as included in the reconciliations above.

Legacy Wright Medical Group, Inc.
Segment Information
(in thousands--unaudited)

	Nine Months Ended September 30, 2015
	U.S.	International	BioMimetic	Corporate	Other (1)	Total
Sales	$176,150	$62,343	$—	$—	$—	$238,493
Gross profit	138,850	38,351	—	(28)	(2,492)	174,681
Operating income (loss)	8,021	(8,658)	(11,051)	(53,643)	(43,174)	(108,505)
Operating income (loss) as a percent of net sales	4.6%	(13.9%)	N/A	N/A	N/A	(45.5%)

Depreciation Expense	9,693	2,330	127	4,816	—	16,966
Amortization Expense	6,132	1,402	142	—	65	7,741
Non-cash stock-based compensation expense	—	—	—	7,706	—	7,706
Other	—	—	—	—	43,109	43,109
Adjusted EBITDA	23,846	(4,926)	(10,782)	(41,121)	—	(32,983)
_______________________________
(1) Other consists exclusively of the reconciling items from Operating Income, as reported, to Operating Income, as adjusted, as included in the reconciliations above.

	Nine Months Ended September 30, 2014
	U.S.	International	BioMimetic	Corporate	Other (1)	Total
Sales	$149,591	$65,142	$—	$—	$—	$214,733
Gross profit	120,717	41,642	—	(231)	(1,521)	160,607
Operating income (loss)	12,914	(2,385)	(9,385)	(52,658)	(21,352)	(72,866)
Operating income (loss) as a percent of net sales	8.6%	(3.7%)	N/A	N/A	N/A	(33.9%)

Depreciation Expense	7,093	2,246	324	3,831	—	13,494
Amortization Expense	3,820	1,663	231	1	1,526	7,241
Non-cash stock-based compensation expense	—	—	—	8,685	—	8,685
Other	—	—	—	—	19,826	19,826
Adjusted EBITDA	23,827	1,524	(8,830)	(40,141)	—	(23,620)
_______________________________
(1) Other consists exclusively of the reconciling items from Operating Income, as reported, to Operating Income, as adjusted, as included in the reconciliations above.

Legacy Wright Medical Group, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands--unaudited)

	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$254,435	$227,326
Marketable securities	—	2,575
Accounts receivable, net	51,713	57,190
Inventories	111,064	88,412
Prepaid expenses and other current assets	44,663	64,953
Total current assets	461,875	440,456

Property, plant and equipment, net	122,450	104,235
Goodwill and intangible assets, net	258,876	259,991
Other assets	122,334	87,994
Total assets	$965,535	$892,676

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$18,261	$16,729
Accrued expenses and other current liabilities	79,345	170,204
Current portion of long-term obligations	784	718
Total current liabilities	98,390	187,651
Long-term obligations	565,556	280,612
Other liabilities	187,618	145,610
Total liabilities	851,564	613,873

Stockholders' equity	113,971	278,803
Total liabilities and stockholders' equity	$965,535	$892,676

Legacy Tornier N.V.
Consolidated Statements of Operations
(in thousands, except per share data--unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2015	September 28, 2014	September 27, 2015	September 28, 2014
Revenue	$74,944	$76,675	$246,257	$252,550
Cost of goods sold	16,427	17,853	55,100	61,124
Cost of goods sold - acquisition related	—	157	—	577
Gross profit	58,517	58,665	191,157	190,849
	78.1%	76.5%	77.6%	75.6%
Operating expenses:
Selling, general and administrative	55,416	57,127	174,622	178,479
Research and development	4,972	6,055	16,783	17,845
Amortization of intangible assets	4,004	4,274	12,051	12,928
Special charges	2,657	(4,366)	6,860	(994)
Total operating expenses	67,049	63,090	210,316	208,258
Operating (loss) income	(8,532)	(4,425)	(19,159)	(17,409)
Other (income) expense
Interest income	64	18	82	126
Interest expense	(1,419)	(1,250)	(4,171)	(3,964)
Foreign currency transaction loss	(315)	(152)	(410)	(195)
Other non-operating income	60	11	148	20
Loss before income taxes	(10,142)	(5,798)	(23,510)	(21,422)
Income tax expense	(652)	477	(1,743)	416
Consolidated net loss	$(10,794)	$(5,321)	$(25,253)	$(21,006)
Net loss per share
Basic and diluted	$(0.22)	$(0.11)	$(0.51)	$(0.43)
Weighted average ordinary shares outstanding
Basic and diluted	49,279	48,832	49,116	48,656

Legacy Tornier N.V.
Selected Revenue Information
(dollars in thousands--unaudited)

	Three Months Ended			Nine Months Ended
	September 27, 2015	September 28, 2014	% change	September 27, 2015	September 28, 2014	% change
Revenue by product category
Upper extremity joints and trauma	$52,582	$48,963	7.4%	$166,542	$155,845	6.9%
Lower extremity joints and trauma	10,851	13,814	(21.4%)	36,756	43,356	(15.2%)
Sports medicine and biologics	2,680	3,009	(10.9%)	9,406	10,549	(10.8%)
Total extremities	66,113	65,786	0.5%	212,704	209,750	1.4%
Large joints and other	8,831	10,889	(18.9%)	33,553	42,800	(21.6%)
Total	$74,944	$76,675	(2.3%)	$246,257	$252,550	(2.5%)

Revenue by geography
United States	$48,838	$46,752	4.5%	$151,912	$145,565	4.4%
International	26,106	29,923	(12.8%)	94,345	106,985	(11.8%)
Total	$74,944	$76,675	(2.3%)	$246,257	$252,550	(2.5%)

Legacy Tornier N.V.
Reconciliation of Revenue to Non-GAAP Revenue on a Constant Currency Basis
(dollars in thousands--unaudited)

	Three Months Ended
	September 27, 2015			September 28, 2014	Percent change on a constant currency basis
	Revenue as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue as reported
Revenue by product category
Upper extremity joints and trauma	52,582	2,611	55,193	48,963	12.7%
Lower extremity joints and trauma	10,851	432	11,283	13,814	(18.3)%
Sports medicine and biologics	2,680	199	2,879	3,009	(4.3)%
Total extremities	66,113	3,242	69,355	65,786	5.4%
Large joints and other	8,831	1,433	10,264	10,889	(5.7)%
Total	74,944	4,675	79,619	76,675	3.8%

Revenue by geography
United States	48,838	—	48,838	46,752	4.5%
International	26,106	4,675	30,781	29,923	2.9%
Total	74,944	4,675	79,619	76,675	3.8%

	Nine Months Ended
	September 27, 2015			September 28, 2014	Percent change on a constant currency basis
	Revenue as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue as reported
Revenue by product category
Upper extremity joints and trauma	166,542	9,412	175,954	155,845	12.9%
Lower extremity joints and trauma	36,756	1,366	38,122	43,356	(12.1)%
Sports medicine and biologics	9,406	756	10,162	10,549	(3.7)%
Total extremities	212,704	11,534	224,238	209,750	6.9%
Large joints and other	33,553	6,706	40,259	42,800	(5.9)%
Total	246,257	18,240	264,497	252,550	4.7%

Revenue by geography
United States	151,912	—	151,912	145,565	4.4%
International	94,345	18,240	112,585	106,985	5.2%
Total	246,257	18,240	264,497	252,550	4.7%

Legacy Tornier N.V.
Reconciliation of Net Loss to
Non-GAAP Adjusted Earnings Before Interest, Taxes, Depreciation
and Amortization (EBITDA)
(in thousands--unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2015	September 28, 2014	September 27, 2015	September 28, 2014
Revenue, as reported	$74,944	$76,675	$246,257	$252,550
Net loss, as reported	$(10,794)	$(5,321)	$(25,253)	$(21,006)
Interest income	(64)	(18)	(82)	(126)
Interest expense	1,419	1,250	4,171	3,964
Income tax expense (benefit)	652	(477)	1,743	(416)
Depreciation	6,113	6,058	18,498	17,666
Amortization	4,004	4,274	12,051	12,928
Subtotal Non-GAAP EBITDA	1,330	5,766	11,128	13,010
Other non-operating (income) expense	(60)	(11)	(148)	(20)
Foreign currency transaction loss (gain)	315	152	410	195
Share-based compensation	1,854	2,348	6,512	6,869
Inventory step-up from acquisition	—	157	—	577
Special Charges:
Acquisition, integration and distribution transition costs	(127)	214	691	2,250
Reversal of OrthoHelix contingent consideration liability	—	(5,000)	—	(5,000)
Instrument use tax refund	—	—	(2,000)	—
Restructuring	—	420	—	1,431
Proposed merger-related costs	2,784	—	8,169	—
Other	—	—	—	325
Non-GAAP adjusted EBITDA	$6,096	$4,046	$24,762	$19,637
Non-GAAP adjusted EBITDA margin	8.1%	5.3%	10.1%	7.8%

Legacy Tornier N.V.
Reconciliation of Net Loss and Loss per Share
to Adjusted Net Loss and Adjusted Net Loss per Share
(in thousands, except per share data--unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2015	September 28, 2014	September 27, 2015	September 28, 2014
Net loss, as reported	$(10,794)	$(5,321)	$(25,253)	$(21,006)
Inventory step-up from acquisition, net of tax	—	(119)	—	284
Reversal of valuation allowance from acquisition	—	—	—	(146)
Special charges, net of tax:
Acquisition, integration and distribution transition costs	(106)	200	691	2,236
Reversal of OrthoHelix contingent consideration liability	—	(5,000)	—	(5,000)
Instrument use tax refund	—	—	(2,000)	—
Restructuring	—	420	—	1,431
Proposed merger-related costs	2,772	—	8,157	—
Other	—	—	—	325
Non-GAAP adjusted net loss	(8,128)	(9,820)	(18,405)	(21,876)
Net loss per share, as reported
Basic and diluted	$(0.22)	$(0.11)	$(0.51)	$(0.43)
Inventory step-up from acquisition, net of tax	—	—	—	0.01
Reversal of valuation allowance from acquisition	—	—	—	(0.01)
Special charges, net of tax:	—	—	—	—
Acquisition, integration and distribution transition costs	—	0.01	0.01	0.05
Reversal of OrthoHelix contingent consideration liability	—	(0.11)	—	(0.11)
Instrument use tax refund	—	—	(0.04)	—
Restructuring	—	0.01	—	0.03
Proposed merger-related costs	0.06	—	0.17	—
Other	—	—	—	0.01
Non-GAAP adjusted net loss per share
Basic and diluted	(0.16)	(0.20)	(0.37)	(0.45)
Weighted average ordinary shares outstanding
Basic and diluted	49,279	48,832	49,116	48,656

Legacy Tornier N.V.
Reconciliation of Net Cash Provided by Operating Activities
to Non-GAAP Free Cash Flow
(dollars in thousands--unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2015	September 28, 2014	September 27, 2015	September 28, 2014
Net cash provided by operating activities, as reported	$11,299	$(4,622)	$12,907	$(4,517)
Adjusted for:
Additions of instruments, as reported	(4,808)	(4,214)	(14,089)	(18,749)
Purchases of property, plant and equipment, as reported	(883)	(3,248)	(4,544)	(8,128)
Non-GAAP adjusted free cash flow	$5,608	$(12,084)	$(5,726)	$(31,394)

Legacy Tornier N.V.
Reconciliation of Gross Margin and Gross Margin %
to Non-GAAP Adjusted Gross Margin and Gross Margin %
(dollars in thousands--unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2015	September 28, 2014	September 27, 2015	September 28, 2014
Revenue, as reported	$74,944	$76,675	$246,257	$252,550
Gross margin, as reported	$58,517	$58,665	$191,157	$190,849
Gross margin %, as reported	78.1%	76.5%	77.6%	75.6%
Adjusted for:
Inventory step-up due to acquisition	—	157	—	577
Non-GAAP adjusted gross margins	58,517	58,822	191,157	191,426
Non-GAAP adjusted gross margin %	78.1%	76.7%	77.6%	75.8%

Legacy Tornier N.V.
Reconciliation of Operating Expenses to
Non-GAAP Adjusted Operating Expenses
(dollars in thousands--unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2015	September 28, 2014	September 27, 2015	September 28, 2014
Revenue, as reported	$74,944	$76,675	$246,257	$252,550
Operating Expenses, as reported	67,049	63,090	210,316	208,258
Operating expenses as a percentage of revenue, as reported	89.5%	82.3%	85.4%	82.5%
Adjusted for:
Amortization of intangible assets	(4,004)	(4,274)	(12,051)	(12,928)
Special charges	(2,657)	4,366	(6,860)	994
Total adjustments	(6,661)	92	(18,911)	(11,934)
Non-GAAP adjusted operating expenses	$60,388	$63,182	$191,405	$196,324
Non-GAAP adjusted operating expenses as a percentage of revenue	80.6%	82.4%	77.7%	77.7%

Legacy Tornier N.V.
Condensed Consolidated Balance Sheets
(dollars in thousands--unaudited)

	September 27, 2015	December 28, 2014
Assets
Current assets:
Cash and cash equivalents	$30,111	$27,940
Accounts receivable, net	62,303	63,583
Inventories	83,668	88,662
Deferred income taxes and other current assets	26,902	29,516
Total current assets	202,984	209,701
Instruments, net	59,728	62,888
Property, plant and equipment, net	42,632	44,662
Goodwill and intangible assets, net	318,115	339,902
Deferred income taxes and other assets	1,819	1,422
Total assets	$625,278	$658,575
Liabilities and stockholders' equity
Current liabilities:
Short-term borrowing and current portion of long-term debt	$8,354	$7,394
Accounts payable	15,306	15,073
Accrued liabilities, deferred income taxes and other current liabilities	59,046	61,994
Total current liabilities	82,706	84,461
Other long-term debt	77,774	68,105
Deferred income taxes and other long-term liabilities	25,571	27,119
Total liabilities	186,051	179,685
Stockholders' equity	439,227	478,890
Total liabilities and stockholders' equity	$625,278	$658,575

Legacy Tornier N.V.
Consolidated Statements of Cash Flow
(dollars in thousands--unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2015	September 28, 2014	September 27, 2015	September 28, 2014
Cash flows from operating activities
Consolidated net loss	$(10,794)	$(5,321)	$(25,253)	$(21,006)
Adjustments to reconcile consolidated net loss to net cash provided by (used in) operating activities
Depreciation and amortization	10,117	10,332	30,549	30,594
Non-cash foreign currency loss	325	137	387	176
Deferred income taxes	64	(2,673)	(2,812)	(5,254)
Share-based compensation	1,854	2,348	6,512	6,869
Non-cash interest expense and discount amortization	297	211	733	565
Inventory obsolescence	3,555	2,711	8,568	8,389
Fair value adjustment of contingent consideration liability	(151)	(5,327)	618	(5,327)
Inventory step up from acquisition	—	157	—	577
Other non-cash items affecting earnings	159	(14)	410	312

Changes in operating assets and liabilities
Accounts receivable	5,439	2,204	(774)	(1,015)
Inventories	(2,823)	(6,260)	(9,316)	(21,586)
Accounts payable and accruals	(655)	(3,954)	2,973	4,213
Other current assets and liabilities	3,494	634	29	(2,713)
Other non-current assets and liabilities	418	193	283	689
Net cash provided by (used in) operating activities	11,299	(4,622)	12,907	(4,517)
Cash flows from investing activities
Acquisition-related cash payments	—	(20)	(360)	(2,020)
Additions of instruments	(4,808)	(4,214)	(14,089)	(18,749)
Purchases of property, plant and equipment	(883)	(3,248)	(4,544)	(8,128)
Net cash used in investing activities	(5,691)	(7,482)	(18,993)	(28,897)
Cash flows from financing activities
Contingent consideration payments	(1,155)	(1,171)	(2,607)	(6,793)
Change in short-term debt	—	6,000	1,000	6,000
Repayments of long-term debt	(277)	(160)	(1,047)	(723)
Proceeds from issuance of long-term debt	—	—	10,067	477
Deferred financing costs	—	—	(114)	—
Issuance of ordinary shares	235	932	1,958	3,128
Net cash (used in) provided by financing activities	(1,197)	5,601	9,257	2,089
Effect of currency exchange rates on cash and cash equivalents	(183)	662	(1,000)	471
Decrease in cash and cash equivalents	4,228	(5,841)	2,171	(30,854)
Cash and cash equivalents at beginning of period	25,883	31,771	27,940	56,784
Cash and cash equivalents at end of period	$30,111	$25,930	$30,111	$25,930

Wright Medical Group N.V.
Reconciliation of Estimated 2015 Net Sales to Estimated 2015 Pro Forma Net Sales
(dollars in millions--unaudited)

	Twelve Months Ended
	December 27, 2015
	Low-End of Range	High-End of Range
Legacy Wright Medical Group year-to-date net sales	$238.5	$238.5
Estimated Wright Medical Group N.V. fourth quarter net sales	161.0	167.0
Estimated 2015 Net Sales	$399.5	$405.5
Legacy Tornier N.V. year-to-date net sales	246.2	246.2
Legacy Tornier N.V. sales of divested foot & ankle products	(9.7)	(9.7)
Estimated 2015 Pro Forma Net Sales	$636	$642